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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                TELKOM SA LIMITED
             (Exact Name of Registrant as Specified in Its Charter)

The Republic of South Africa                Not Applicable
(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)


Telkom Towers North
152 Proes Street
Pretoria 0002
The Republic of South Africa                Not Applicable
(Address of Principal Executive Offices)    (Zip Code)

               If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

               If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

               Securities Act registration statement file number to which this form relates: 333-102834

               Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                      Name of Each Exchange on Which
        to be so Registered                      Each Class is to be Registered
        -------------------                      ------------------------------

American Depositary Shares, each
representing four (4) Ordinary Shares,           New York Stock Exchange, Inc.
par value R10 per share

Ordinary Shares, par value R10 per share         New York Stock Exchange, Inc.*



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* Listed not for trading, but only in connection with the registration of
American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.



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     Securities to be registered pursuant to Section 12(g) of the Act: None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.        Description of Registrant's Securities to be Registered.

               The descriptions of the securities of Telkom SA Limited (the "Company") to be registered that appear under the captions "Description of Shares" and "Description of American Depositary Receipts" contained in the Company's prospectus constituting Part I of the Company's Registration Statement on Form F-1 (333-102834), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on February 26, 2003, as amended, (the "Registration Statement"), are hereby incorporated herein by reference, in their entirety, and made a part hereof, in answer to this item.

Item 2.        Exhibits.

               Not applicable.



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                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             TELKOM SA LIMITED


                                             By: /s/ Anthony J. Lewis
                                                 -------------------------------
                                                  Name: Anthony J. Lewis
                                                  Title: Chief Financial Officer

Date: February 27, 2003



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